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                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  December 1,  through December 31, 1997




A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                 93.75%
(C) Original Class A Certificate Balance                                    $1,012,546,508.13
(D) Class A Certificate Rate                                                             5.85%
(E) Original Class B Certificate Balance                                       $67,503,100.54
(F) Class B Certificate Rate                                                             5.85%
(G) Servicing Fee Rate                                                                   1.00%
(H) Original Weighted Average Coupon (WAC)                                               7.59%
(I) Original Weighted Average Remaining Term (WAM)                                      42.14 months
(J) Number of Contracts                                                                90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                       0.15%
    (ii)   Reserve Fund Initial Deposit                                         $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                        0.75%
    (iv)   Specified Reserve Fund Balance                                       $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                    1.50%
    (vi)   Reserve Fund Floor Amount                                           $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                  $324,014,882.40
(L)  Original Yield Supplement Deposit                                         $11,931,514.53
(M)  Original Letter of Credit Amount                                          $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                897,678,146.44
(B) Total Portfolio Pool Factor                                                     0.8311453
(C) Class A Certificate Balance                                                841,573,262.28
(D) Class A Principal Factor                                                        0.8311453
(E) Class B Certificate Balance                                                $56,104,884.16
(F) Reserve Fund Balance                                                         6,750,006.51
(G) Outstanding Interest Advance                                                 1,646,613.48
(H) Payahead Account Balance                                                     1,438,603.69
(I) Cumulative Net Losses for All Prior Periods                                    843,866.36
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.63%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                        37.79 months
(L) Number of Contracts                                                                84,841
(M) Yield Supplement Balance                                                     8,794,660.43
(N) Letter of Credit Amount                                                     78,865,091.57

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                        6,199,660.46
    (ii)  Prepayments in Full                                                   $2,720,312.23
    (iii) Prepayments in Full Due to Repurchases                                        $0.00
(B) Precomputed Contracts Total Collections                                    $10,136,465.76
(C) Simple Interest Contracts
    (i)   Collected Principal                                                   27,387,448.39
    (ii)  Collected Interest                                                     4,166,346.95
    (iii) Repurchased Receivables Principal                                              0.00
    (iv)  Repurchased Receivables Interest                                               0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                        693,224.31
    (ii) Current Advance Amount                                                    399,730.47

(E) Interest Advance for Simple Interest - Net (If positive, Additiona                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                          312,331.99
    (ii) Additional Payaheads                                                      544,926.73
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.63%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                    36.95 months
(I) Remaining Number of Contracts                                                      83,714

(J) Delinquent Contracts                             Contracts                          Amount

    (i)   31-60 Days Delinquent                           919    1.10%            $11,985,648  1.39%
    (ii)  61-90 Days Delinquent                           112    0.13%              1,591,831  0.19%
    (iii) Over 90 Days Delinquent                          46    0.05%                596,351  0.07%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                             0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                22,042.01
(C) Investment Income on Yield Supplement Balance                                   36,013.54
(D) Aggregate Net Losses for Collection Period                                     540,253.29
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                       1,024,980.47
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             442,468.68
    (iii) Recoveries on Previously Liquidated Contracts                             42,258.50
(F) Number of Vehicles Repossessed During the Collection Period                            65


                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  December 1,  through December 31, 1997
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C(         $36,307,421.08
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +            5,089,346.18
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                       484,727.18
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                               0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                           0.00

(F) Total Collections (A+B+C+D+E)                                               41,881,494.44
(G) Net Simple Interest Advance Amount  (C(E))                                           0.00
                                                                                         0.00
(H) Total Collections and Advances (F+G)                                        41,881,494.44

(I) Yield Supplement Deposit                                                       586,555.56

(J) Total Available Amount (F+G+H)                                              42,468,050.00


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                  36,307,421.08
(B) Principal on Repurchased Contracts (I(D))                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                    1,024,980.47

(D) Total Principal Reduction (A+B+C)                                           37,332,401.55

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                           4,102,669.65
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                      34,999,126.45

    (iii) Total Distributable Amount (i+ii)                                     39,101,796.10

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                             273,511.31
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                             2,333,275.10

    (iii) Total Distributable Amount (i+ii)                                      2,606,786.41

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                748,065.12
    (ii)  Class A Amount (II(E)iii)                                             39,101,796.10
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                        11,402.37
    (iv) Class B Amount (II(F)iii)                                               2,606,786.41
    (v) Residual Release to Seller                                                       0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                             42,468,050.00

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                         0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(          42,468,050.00


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                             Beginning                          End
                                             of Period                       of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                   897,678,146.44                  860,345,744.89
    (ii)  Total Pool Factor                         0.8311453                       0.7965798
    (iii) Class A Certificate Balance          841,573,262.28                  806,574,135.83
    (iv)  Class A Principal Factor                  0.8311453                       0.7965798
    (v)   Class B Certificate Balance           56,104,884.16                   53,771,609.06

(B) Portfolio Information
    (i)   Weighted Average Coupon (WA                    7.63%                           7.63%
    (ii)  Weighted Average Remaining                           months                         months
    (iii) Remaining Number of Contrac                                                                                 83,714


(C) Outstanding Advance Amount                  $1,646,613.48                   $1,353,119.64

(D) Outstanding Payahead Balance                $1,438,603.69                   $1,671,198.43





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                       $6,750,006.51

(B) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                      0.00
    (i) Contribution from Seller to fund new floor amount per Article I of Pooling and Servicing Agreement
(C) Draw for Class B Distributable Amount and Servicing Fee                              0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                               $11,402.37
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                         $6,761,408.88

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                    $8,100,372.07

(G) Reserve Fund Release to Seller                                                       0.00
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                           $6,761,408.88


V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                  $8,794,660.43
(B) Investment Earnings                                                            $36,013.54
(C) Additional Yield Supplement Amounts                                                 $0.00
(D) Yield Supplement Deposit Amount                                               $586,555.56
(E) Ending Yield Supplement Account Balance                                     $8,244,118.41
(F) Release Amount Due Seller                                                       21,707.31
(G) Ending Yield Supplement Account Balance to be Invested                       8,222,411.10


V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                      540,253.29
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)              1,024,980.47
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             442,468.68
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                   42,258.50
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                            1,384,119.65

(D) Delinquent and Repossessed Contracts
                                                     Contracts                          Amount

    (i)   31-60 Days Delinquent                           919    1.10%          11,985,648.00       #
    (ii)  61-90 Days Delinquent                           112    0.13%           1,591,831.00       #
    (iii) Over 90 Days Delinquent                          46    0.05%             596,351.00       #

    (iv)  Vehicles Repossessed During                      65    0.08%             934,200.78       #
    (v)  Total Accumulated Repossesse                     150    0.18%           2,083,160.10

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.42%
    (ii)  Preceeding Collection Period                                                   0.53%
    (iii) Current Collection Period                                                      0.74%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.56%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.29%
    (ii)  Preceeding Collection Period                                                   0.29%
    (iii) Current Collection Period                                                      0.37%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.32%

(C) Loss and Delinquency Trigger Indicator                            Trigger Was Not Hit


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                                     84,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # of con                  92.64%
(C)  Less Draws                                                                          0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))                      77,817,473.58


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance

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